                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (date of earliest event reported): MAY 8, 2002
                         Commission File Number: 0-29911


                           CALDERA INTERNATIONAL, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                DELAWARE                                     87-0662823
     -------------------------------                    ------------------
     (State or other jurisdiction of                       (IRS Employer
     incorporation or organization)                     Identification No.)


              355 SOUTH 520 WEST
                  LINDON, UTAH                                84042
     ----------------------------------------             ------------
     (Address of Principal Executive Offices)              (Zip Code)


               Registrant's Telephone Number, Including Area Code:
                                 (801) 765-4999


                                      N/A
--------------------------------------------------------------------------------
        (Former name, former address, and formal fiscal year, if changed since last report)

                              ITEM 5. OTHER EVENTS


 Caldera International, Inc. issued the following press release on May 8, 2002.

         CALDERA INTERNATIONAL, INC. ANNOUNCES PRELIMINARY SECOND FISCAL
                    QUARTER REVENUE RESULTS AND RESTRUCTURING

             CALDERA REINFORCES COMMITMENT TO PROFITABLE OPERATIONS
                          THROUGH TRIMMING ORGANIZATION

     LINDON, UTAH--MAY 8, 2002-- Caldera International, Inc., a leading provider of business solutions tO small-to-medium businesses, today announced that it expects to report revenue in the range of $15.1 to $15.5 million for the second quarter ended April 30, 2002. These latest projections modify earlier projections announced at the end of the prior quarter that Caldera expected revenue to be between $16.0 and $18.0 million. Caldera cited the continued economic weakness and a slower than anticipated increase in IT spending that contributed to the revenue shortfall. Customers are continuing to expand their operations, but at a much slower pace than in past years.

     Caldera will provide updated information with regard to the upcoming quarter's revenue outlook in a press release and conference call announcing results for the second quarter on Wednesday, May 29, 2002.

     Due to Caldera's revenue shortfall and the company's increased efficiencies, Caldera also announced a 15 percent reduction in the company's worldwide staff, or approximately 73 employees. The reduction will broadly cover all functional and geographic areas of the company. After this reduction, the company will have a total staff of approximately 400 employees.

     The company plans to streamline operations by closing offices in Chelmsford, Massachusetts and Erlangen, Germany. Caldera will continue its German operations in Munich and Frankfurt. The restructuring is another step to help the company realize its goal of achieving profitability and is expected to save the company $7.0 million on an annual basis.

     "Recognizing the difficult worldwide I.T. market conditions and Caldera's commitment to profitability, we believe that this is a necessary step to protect shareholder value in Caldera," said Ransom Love, Chairman and CEO, Caldera International. "Since the acquisition of the SCO Server division, Caldera has eliminated $9.3 million or 42 percent in quarterly operating expenses as we continue to drive to our profitable operating model."

     In addition to the reduction in force, Caldera is also announcing the departure of the company's chief technology officer, Drew Spencer, and Chief Legal Counsel, Harrison Colter. Both Spencer and Colter will continue consulting with the company on a part-time basis. Spencer joined Caldera in 1999 and has held several positions overseeing software development, research and engineering. Colter joined Caldera in 2001 as Caldera's chief legal counsel.

     As part of the executive reorganization, Reg Broughton, the company's senior vice president over services and operating systems, will assume responsibilities for the company's global operations. Broughton brings more than 25 years of experience in executing sales, marketing and operational excellence of public and private companies.

CALDERA INTERNATIONAL, INC.

     Caldera International (Nasdaq: CALD) provides "Powerful Choices" for businesses through its UNIX, Linux and Volution product lines and services. Based in Lindon, UT, Caldera has representation in 82 countries and 16,000+ resellers worldwide. Caldera Global Services provides reliable localized support and services to partners and customers. For more information on Caldera products and services, visit http://www.caldera.com.

     CALDERA, the Caldera logos, CALDERA VOLUTION, OPENLINUX, SCO and the associated SCO logo, and SCO OPENSERVER are trademarks or registered trademarks of Caldera International, Inc. in the U.S. and other countries. CALDERA GLOBAL SERVICES is a service mark of Caldera International, Inc. UNIX is a registered trademark of The Open Group in the United States and other countries. LINUX is a registered trademark of Linus Torvalds. All other brand or product names are or may be trademarks of, and are used to identify products or services of, their respective owners.

FORWARD LOOKING STATEMENTS

     The statements set forth above include forward-looking statements that involve risks and uncertainties. The Company wishes to advise readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include the ability of the Company to successfully meet its revenue projections, which are based in part, on the continued acceptance in the marketplace of the historical products of the acquired operations; the ability of the Company to develop and successfully introduce products integrating its products and services with those historically offered by the recently acquired operations; the ability of the Company to continue to manage its cost reductions without adversely affecting customer service and employee productivity; the ability of recently introduced and new products to operate as designed, including compatibility with various platforms in the absence of other defects; the Company's reliance on developers in the open source community; new and changing technologies and customer acceptance of those technologies; the Company's ability to compete effectively with other companies; failure of our brand to achieve the broad recognition necessary to succeed; unenforceability of the GNU general public license and other Open Source licenses; our reliance on third party developers of components of our software offerings; claims of infringement of third-party intellectual property rights; and disruption in the Company's distribution sales channel. These and other factors, which could cause actual results to differ materially, are discussed in more detail in the Company's filings with the Securities and Exchange Commission.

                                   SIGNATURES


     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: May 8, 2002                CALDERA INTERNATIONAL, INC.


                                  By /s/ Robert K. Bench
                                     ---------------------------------
                                     Robert K. Bench
                                     (Chief Financial Officer
                                     Principal Financial and Accounting Officer)